Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Winn-Dixie Stores, Inc.:

We consent to the incorporation by reference in the registration statement Nos. 333-139630, 333-147417, 333-156041, and 333-162867 on Form S-8 of Winn-Dixie Stores, Inc. of our reports dated August 29, 2011, with respect to the consolidated balance sheets of Winn-Dixie Stores, Inc. and subsidiaries (the Company) as of June 29, 2011 and June 30, 2010, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended June 29, 2011, and the related financial statement schedule II, and the effectiveness of internal control over financial reporting as of June 29, 2011, which reports appears in the June 29, 2011 Annual Report on Form 10-K of Winn-Dixie Stores, Inc.

Our report on the consolidated financial statements refers to the adoption of ASC Topic 805, “Business Combinations” on June 25, 2009.

/s/ KPMG LLP

KPMG LLP

Jacksonville, Florida

Certified Public Accountants

August 29, 2011